EXHIBIT 11
                                                                    Page I of II


                                 KAYE GROUP INC
                         Earnings Per Share Calculation
                    For the Three Months Ended March 31, 1998







Net Income                                               $  971,000 (1)

I.    Weighted Average Shares:
         1/01/98-3/31/98  (90/90 X 8,474,435)             8,474,435
                                                          ---------

      Weighted Average Shares                             8,474,435 (2)
                                                          =========


II.   Basic E/P/S                                            0.1146 (3)=(1)/(2)
                                                          =========





III.  Diluted E/P/S

         Weighted Average Shares                          8,474,435 (2)
         Dilution                                           121,119 (4)
                                                          ---------

                                                          8,595,554 (5)
                                                          =========


         Diluted E/P/S                                       0.1130 (6)=(1)/(5)
                                                          =========

                                                                      EXHIBIT 11
                                                                   Page II of II


                                 KAYE GROUP INC
                         Earnings Per Share Calculation
                    For the Three Months Ended March 31, 1998



IV.   Options outstanding                                                                                Dilutive Shares
                                                                                                   Weighted
                                        Units              Price/Share        Proceeds              Average          Proceeds
                                        -----              -----------        --------              -------          --------
      A.   Options (8/17/93)           84,750                $10.000        $  847,500
           Options (1/24/94)            5,000                 10.910            54,550
           Options (2/3/94)               500                 11.625             5,813
           Options (9/13/95)           15,000                  7.880           118,200
           Options (10/20/95)          43,850                  8.430           369,656
           Options (5/15/96)           10,000                  7.060            70,600
           Options (12/27/96)          15,000                  5.000            75,000                15,000            75,000
           Options (2/1/97)            35,000                  5.000           175,000                35,000           175,000
           Options (2/25/97)          182,250                  5.060           922,185               182,250           922,185
           Options (4/15/97)          200,000                  5.000         1,000,000               200,000         1,000,000
           Options (7/1/97)            10,000                  4.970            49,700                10,000            49,700
           Options (10/31/97)          15,000                  8.030           120,450
           Options (12/31/97)           5,000                  6.640            33,200                 5,000            33,200
                                      -------                               ----------               -------         ---------

                                      621,350                               $3,841,853               447,250 (7)     2,255,085 (8)
                                      =======                               ==========               =======         =========


V.    Average market value/share
                                       Average                Average           Average      Close on
                                         High                   Low              Close       last day
                                       -------                -------           -------      --------
           Jan                          6.578                  6.459             6.538
           Feb                          7.153                  7.023             7.013
           Mar                          7.224                  7.162             7.193        7.500
                                                                            ----------
                                              Hash total 3 mths                 20.744
                                                                            ==========

                                                                            /        3
           Average price per share three mths                                    6.915
                                                                            ==========


VII.  Diluted
                                                        Quarter Ended
                                                        -------------

           Total Proceeds from exercise                   $2,255,085 (8)
           Divided by average price                            6.915

           Repurchase shares of                              326,131

           Shares issued (options)                           447,250 (7)
                                                           ---------
           Dilutive  Shares                                  121,119 (4)
                                                           =========